Exhibit 99.1

PRESS RELEASE

KLA Announces $1.5 Billion Sustainability-Linked Revolving Credit Facility

MILPITAS, Calif. — June 8, 2022 — KLA Corporation (NASDAQ: KLAC) today announced the successful closing of an inaugural $1.5 billion sustainability-linked revolving credit facility. The new five-year facility reinforces the company’s commitment to its environmental, social, and governance (ESG) programs and goals.

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KLA refinanced and upsized its existing $1 billion credit facility which was set to mature in November of 2023. During the five-year term of the new sustainability-linked facility, KLA will receive pricing adjustments based on its performance against two sustainability performance targets. KLA’s progress will be measured on achieving its goals of increased usage of renewable electricity within the company’s operations and reduction in Scope 1 & Scope 2 CO2 emissions. JPMorgan Chase is administrative agent and lead arranger on the transaction, and other joint bookrunners include Bank of America Securities, Inc., Citibank, N.A. and Wells Fargo Securities, LLC.

“This increased credit facility will provide KLA with additional financial flexibility to pursue its growth initiatives or capital returns strategies,” stated Bren Higgins, executive vice president and chief financial officer of KLA. “In addition, having a new sustainability-linked credit facility demonstrates KLA’s commitment to couple its financial obligations to its environmental goals to bring additional long-term value to stakeholders. From carbon-free power sourcing and comprehensive recycling programs to supplier diversity and socially-conscious and inclusive employee resource groups, KLA is integrating its ESG philosophy into its business operations globally.”

KLA has set a goal to use 100% renewable electricity across its global operations by 2030. This objective formalizes the company’s commitment to support the transition to a clean energy economy by setting greenhouse gas (GHG) emission reduction targets and reporting climate-related information to stakeholders, in alignment with the recommendations of the Task Force on Climate-related Financial Disclosures (TCFD). The company’s renewable electricity goal will help to set the company on a projected path to achieve a 46% cumulative reduction in combined Scope 1 and Scope 2 emissions by 2030 from its 2019 baseline.

To learn more about KLA’s ESG program and read its most recent Global Impact Report, please visit the company’s ESG webpage.

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About KLA:

KLA Corporation (“KLA”) develops industry-leading equipment and services that enable innovation throughout the electronics industry. We provide advanced process control and process-enabling solutions for manufacturing wafers and reticles, integrated circuits, packaging, printed circuit boards and flat panel displays. In close collaboration with leading customers across the globe, our expert teams of physicists, engineers, data scientists and problem-solvers design solutions that move the world forward. Additional information may be found at www.kla.com.

Note Regarding Forward-Looking Statements:

Statements in this press release, other than historical facts, including statements regarding KLA’s renewable electricity commitment, goals for reduced Scope 1 and Scope 2 emissions and other ESG programs are forward-looking statements and subject to the Safe Harbor provisions created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current information and expectations and involve a number of risks and uncertainties. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: KLA’s ability to achieve the strategic commitments, goals and programs referred to in this press release and unexpected delays, difficulties, and expenses in executing against such commitments, goals and programs. For other factors that may cause actual results to differ materially from those projected and anticipated in forward-looking statements in this press release, please refer to KLA Corporation’s Annual Report on Form 10-K for the year ended June 30, 2021, and other subsequent filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). KLA Corporation assumes no obligation to, and does not currently intend to, update these forward-looking statements.

Investor Relations: Kevin Kessel, CFA Vice President, Investor Relations (408) 875-6627 kevin.kessel@kla.com	Media Relations: Randi Polanich Vice President and Chief Communications Officer (408) 875-6633 randi.polanich@kla.com